SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 15, 2008 (October 30, 2007)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
149 South Barrington Ave., Suite 808
Los Angeles, CA 90049
(Address of Principal Executive Offices) (Zip Code)
(818) 887-6659
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion Of Acquisition Of Assets
On October 30, 2007, a Current Report on Form 8-K (the “Form 8-K”) was filed reporting the acquisition by Surgery Center Acquisition Holdings, Inc. (“SCAH”), a Nevada corporation and wholly owned subsidiary of Tri-Isthmus Group, Inc., a Delaware corporation (the “Registrant”), of (i) 1,000,000 preferred membership units (the “Preferred Units”) of Rural Hospital Acquisition, LLC, an Oklahoma limited liability corporation (“RHA”), and (ii) 510,000 voting limited liability company membership units of RHA (the “Voting Units”), comprising 51% of RHA’s total outstanding Voting Units.
This Amendment No. 1 includes the consolidated financial statements of RHA audited in accordance with US GAAP and a pro forma set of financial statements incorporating RHA’s results into those of SCAH.
The description of the acquisition of RHA contained in this Item 2.01 is qualified in its entirety by reference to the full text of the Membership Interest Purchase Agreement, pursuant to which the Preferred Units and Voting Units were acquired, dated as of October 30, 2007, in substantially the form attached hereto as Exhibit 2.1.
Item 9.01: Financial Statements and Exhibits
(a)	Financial Statements of the Business Acquired. The audited financial statements of RHA required by this Item 9.01 are attached as an amendment to the original report on Form 8-K.
(b)	Pro Forma Financial Information. The pro forma financial statements required by this Item 9.01 are attached as an amendment to the original report on Form 8-K.
(c)	Not applicable.
(d)	Exhibits.

Exhibit
Number	Description

2.1	Membership Interest Purchase Agreement*

99.1	Audited Financial Statements of RHA

99.2	Pro Forma Financial Statements of RHA

*	Incorporated herein by reference to Exhibit 2.1 of the Registrant’s previous Form 8-K, dated January 7, 2008.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SIGNATURES

TRI-ISTHMUS GROUP, INC.
Date: January 15, 2007	/s/ Dennis Smith
Dennis Smith,
Chief Financial Officer